UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities  Exchange Act of 1934
        Date of Report (Date of earliest event reported): March 21, 2005


                           CHINDEX INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

               0-24624                             13-3097642
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       (Commission File Number)         (IRS Employer Identification No.)


                 7201 WISCONSIN AVENUE, BETHESDA, MARYLAND 20814
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (301) 215-7777


                                       NA
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          (Former name or former address, if changed since last report)

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 21, 2005, Chindex International, Inc. (the "Company") entered into Securities Purchase Agreements (the "Agreements") with institutional accredited investors, substantially in the form of Exhibit 10.1 to this report, for the issuance and sale in a private placement of an aggregate 1,080,397 shares of common stock for an aggregate purchase price of approximately $6.5 million, or $6.00 per share, together with warrants (the "Warrants") to purchase an additional 378,137 shares of common stock. The Warrants have a term of five years and an exercise price of $9.10 per share of common stock.

Pursuant to the Agreements, the Company has agreed to file a registration statement with the Securities and Exchange Commission in order to register the resale of the securities sold in the private placement. The transaction is subject to customary closing conditions. The closing is expected to take place on or about March 24, 2005.

A copy of the form of the Agreement and the Warrant are filed as Exhibits 10.1 and 10.2, respectively, to this report. The related press release dated March 22, 2005 is filed as Exhibit 99.1 to this report and is incorporated by reference herein. The description of the proposed investment in this report is qualified in its entirety by reference to the form of the Agreement, Warrant and other exhibits thereto.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

      Exhibit 10.1 Form of Securities Purchase Agreement dated March 21, 2005 between the Company and various investors.

      Exhibit 10.2 Form of Warrant to be issued to various investors on or about March 24, 2005.

      Exhibit 99.1      Press Release dated March 22, 2005

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       CHINDEX INTERNATIONAL, INC.
                                       (Registrant)

      March 22, 2005                   By:   /S/ROBERT C. GOODWIN, JR.
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                                             Robert C. Goodwin, Jr.
                                             Executive Vice President